As filed with the Securities and Exchange Commission on May 29, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New Century Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	33-0683629
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

(Address of principal executive offices)

New Century Financial Corporation 1995 Stock Option Plan

(Full title of the plan)

Brad A. Morrice

Vice Chairman, President and Chief Operating Officer

New Century Financial Corporation

18400 Von Karman Avenue, Suite 1000

Irvine, California 92612

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (949) 440-7030

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	1,000,000 shares(1)	$46.60(2)	$46,600,000(2)	$3,769.94(2)

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the New Century Financial Corporation 1995 Stock Option Plan, as amended (the “Plan”), may become subject to the Plan.

(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 27, 2003, as reported on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement is at page 6.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The following documents of New Century Financial Corporation (the “Company”) filed with the Commission are incorporated herein by reference:

(a)	The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on August 1, 1997 (registration number 333-32709).

(b)	The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on May 27, 1998 (registration number 333-53665).

(c)	The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on July 30, 1999 (registration number 333-84049).

(d)	The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on March 2, 2001 (registration number 333-56514).

(e)	The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on May 22, 2002 (registration number 333-88816).

Item 5.    Interests of Named Experts and Counsel

The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stergios Theologides, Esq. Mr. Theologides is the Executive Vice President – Corporate Affairs, General Counsel and Secretary of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

Item 8.    Exhibits

See the attached Exhibit Index at page 6.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 28th day of May, 2003.

By:	/s/ Brad A. Morrice
Brad A. Morrice Vice Chairman, President and Chief Operating Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert K. Cole and Brad A. Morrice, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert K. Cole Robert K. Cole	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 28, 2003

/s/ Brad A. Morrice Brad A. Morrice	Vice Chairman, President and Chief Operating Officer and Director	May 28, 2003

/s/ Edward F. Gotschall Edward F. Gotschall	Vice Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 28, 2003

Signature	Title	Date

/s/ Fredric J. Forster Fredric J. Forster	Director	May 28, 2003

/s/ Donald E. Lange Donald E. Lange	Director	May 28, 2003

/s/ William J. Popejoy William J. Popejoy	Director	May 28, 2003

/s/ Michael M. Sachs Michael M. Sachs	Director	May 28, 2003

/s/ Terrence P. Sandvik Terrence P. Sandvik	Director	May 28, 2003

Richard A. Zona	Director	May __, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.

New Century Financial Corporation 1995 Stock Option Plan (Amended and Restated May 30, 1997) (Composite Plan document reflecting Amendments to the Plan approved by shareholders May 18, 1998, May 17, 1999, May 15, 2000, May 15, 2001 and May 7, 2002, and Amendments approved by the Board of Directors on November 29, 2000, March 26, 2002 and February 27, 2003).*

5.	Opinion of Counsel (opinion regarding legality).

23.1	Consent of KPMG LLP (Consent of Independent Auditors).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

*	Filed as Exhibit A to the Company’s Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, filed with the Commission on April 4, 2003 (SEC File No. 000-22633) and incorporated herein by this reference.